EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-218274, No. 333-221219, No. 333-227840, and No. 333-239555 on Form S-8 of our report dated March 15, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K, of Bank of Marin Bancorp for the year ended December 31, 2021.

/s/ Moss Adams LLP

Sacramento, California
March 15, 2022